Exhibit 99.1

Contact:

Adam D. Levy, PhD, MBA

adam.levy@tptherapeutics.com

858-867-6366

TURNING POINT THERAPEUTICS PROVIDES UPDATES AND ANTICIPATED 2022 CLINICAL AND DISCOVERY PIPELINE MILESTONES

Strong enrollment within multi-cohort TRIDENT-1 Phase 2 registration enabling study of repotrectinib; completion of targeted 60 patients within EXP-4 ROS1+ TKI-pretreated NSCLC cohort

TRIDENT-1 topline BICR ORR and DOR data from ROS1+ NSCLC cohorts and pre-NDA discussion anticipated in 2Q 2022

Phase 1 TRIDENT-1 data in ROS1+ TKI-naïve NSCLC patients continue to show best-in-class potential with DOR range of 5.6-42.2+ months with 3 of 6 responding patients with DOR of greater than 30 months

Elzovantinib investigation in Phase 1 SHIELD-1 study progresses in dose expansion and with intermediate dose with intention of revising study into a potentially registrational Phase 1/2 study and initiating the Phase 2 portion in 2H 2022

Additional clinical data updates anticipated in 2H 2022, including for repotrectinib and elzovantinib

Initial clinical data for TPX-0131 anticipated in 4Q 2022 or early 2023

Pipeline progress with nomination of development candidates for KRAS G12D and PAK anticipated in 2H 2022, and announcement of additional GTPase signaling targets; goal to achieve at least 1 new IND every year beginning in 2023

Cash, cash equivalents, and marketable securities expected to fund current operations into 2H 2024

SAN DIEGO, January 18, 2022 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, today provided updates and anticipated milestones across its 2022 strategic objectives.

“As we look to 2022, we are focused on continuing progress across our clinical stage pipeline and expanding our discovery engine,” said Athena Countouriotis, M.D., president and CEO. “We are encouraged that all six cohorts in our registration enabling TRIDENT-1 study for our lead drug candidate repotrectinib continue to enroll at a strong pace and we look forward to providing topline BICR data from the ROS1-positive NSCLC cohorts in the second quarter of this year. With our strong balance sheet and organizational growth and leadership, we are well positioned to continue to make rapid progress across our entire portfolio.”

The company’s key strategic priorities are:

1.
ADVANCE REPOTRECTINIB PROGRAM

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The company announced today that the Phase 2 registration enabling TRIDENT-1 study had strong progress across all cohorts for enrollment during the fourth quarter of 2021 with expansion cohort 4 (EXP-4 -- ROS1-positive advanced NSCLC population pretreated with one prior TKI without chemotherapy) now fully enrolled with the targeted 60 patients. Enrollment across all six cohorts of the study remains open and continues to progress steadily. Enrollment in EXP-4 is ongoing to provide continued access to new patients.

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Data from ROS1-positive TKI-naïve NSCLC patients in the Phase 1 portion of the TRIDENT-1 trial continue to demonstrate best-in-class potential. The duration of response (DOR) for 6 responder patients, among a total of 7 patients treated at or above the recommended Phase 2 dose, ranged from 5.6 to 42.2+ months with 3 patients who had DOR of greater than 30 months. DOR was calculated using blinded independent central review (BICR) assessments as of the data cut-off date of July 22, 2019 followed by physician assessments as of the data cut-off date of November 29, 2021. Duration of treatment for the 7 patients ranged from 10.9 to 45.8+ months with 4 out of 7 patients remaining on treatment for greater than 3 years as of the data cut-off date of November 29, 2021.

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The company anticipates discussing with the U.S. Food and Drug Administration (FDA) topline BICR data from all of the ROS1-positive NSCLC cohorts from TRIDENT-1 at a pre-NDA meeting in the second quarter of 2022.The company plans on reporting the BICR results, including both objective response rate (ORR) and DOR, in the second quarter of 2022 prior to the pre-NDA meeting.

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The company anticipates providing a clinical data update from the NTRK-positive advanced solid tumor cohorts from TRIDENT-1 in the second half of 2022.

2.
ADVANCE OTHER PIPELINE PROGRAMS

ELZOVANTINIB (TPX-0022), MET/SRC/CSF1R INHIBITOR

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Patient enrollment continues in the SHIELD-1 study at 40 mg QD to 40 mg BID in Phase 1 dose expansion and in parallel elzovantinib also is being studied at an intermediate dose level (60 mg QD to 60 mg BID) in Phase 1 dose escalation.
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The company anticipates providing a clinical data update from the Phase 1 SHIELD-1 study in the second half of 2022.
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The company anticipates initiating the Phase 2 portion of the SHIELD-1 study in the second half of 2022, pending FDA feedback on data from the intermediate dose level.

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The company anticipates initiating the SHIELD-2 combination study of elzovantinib and aumolertinib in mid-2022, pending clearance of an investigational new drug (IND) application by the FDA.
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Aumolertinib is EQRx, Inc.’s drug candidate targeting EGFR, and the combination of aumolertinib and elzovantinib will be studied in this Phase 1b/2 trial in patients with EGFR mutant MET-amplified advanced NSCLC who have progressed following treatment with osimertinib. The study will evaluate the safety, tolerability and preliminary efficacy of the combination regimen.

TPX-0046, RET INHIBITOR

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The company continues to progress the dose-finding portion of the Phase 1/2 SWORD-1 study, where the company is evaluating multiple doses and schedules to further characterize the pharmacokinetics, safety, and efficacy profile before determining the RP2D.

TPX-0131, ALK INHIBITOR

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The dose finding portion of the Phase 1/2 FORGE-1 study is ongoing. The company anticipates providing early interim data from initial patients treated in the dose-finding portion of the FORGE-1 study in the fourth quarter of 2022 or early 2023.

3.
ADVANCE RESEARCH PROGRAMS

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The company remains on track to nominate two development candidates in the second half of 2022. The company currently has four internal discovery programs targeting aberrant GTPase signaling known to drive genomically defined cancers with significant unmet medical need. The most advanced programs target KRAS G12D and the p21 activated kinase, or “PAK” family.

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The company also plans on providing details on the other 2 GTPase signaling discovery programs during the second half of 2022.

FINANCIAL UPDATE

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Based on its current operating plans, the company expects that its cash, cash equivalents and marketable securities of $975-985 million as of December 31,

2021 (unaudited), are sufficient to fund current operations into the second half of 2024.

About Turning Point Therapeutics Inc.
Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is being studied in a registrational Phase 2 study in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes elzovantinib, targeting MET, CSF1R and SRC, which is being studied in a Phase 1 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in MET; TPX-0046, targeting RET, which is being studied in a Phase 1/2 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and TPX-0131, a next-generation ALK inhibitor, which is being studied in a Phase 1/2 trial of previously treated patients with ALK-positive advanced or metastatic non-small cell lung cancer. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment. For more information, visit www.tptherapeutics.com.

Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Turning Point Therapeutics’ drug candidates repotrectinib, elzovantinib, TPX-0046 and TPX-0131, the results, conduct, progress and timing of Turning Point Therapeutics’ research and development programs and clinical trials, plans regarding future data presentations, clinical trials, regulatory meetings and regulatory submissions, the regulatory approval path for repotrectinib, and the strength of Turning Point Therapeutics’ balance sheet and the adequacy of cash on hand. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to Turning Point Therapeutics’ business and the other risks described in Turning Point Therapeutics’ filings with the SEC, including its quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 9, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.